UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2008

DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32868	52-2319066
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 771-6701

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Not Applicable.

(e) On September 16, 2008, the Board of Directors of Delek US Holdings, Inc. (“Delek”) approved the payment of a cash bonus in the amount of $400,000 to President and Chief Executive Officer Ezra Uzi Yemin.

Item 8.01 Other Events.

On September 16, 2008, Delek’s Board of Directors approved reductions to the refining segment’s capital expenditure budget in 2008. Delek now expects capital spending in the refining segment to equal approximately $87.0 million in 2008 and capital spending in all segments to equal approximately $120.0 million in 2008.

In addition, Paul Pierce, the Vice President of Marketing of Delek’s wholly owned direct subsidiary, MAPCO Express, Inc. (“MAPCO”), resigned from his employment with MAPCO on September 19, 2008. MAPCO’s Board of Directors appointed Kimberly O’Dell, formerly MAPCO’s Vice President of Merchandising, to succeed Mr. Pierce as MAPCO’s Vice President of Marketing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2008

DELEK US HOLDINGS, INC.

By: /s/ Edward Morgan
Name: Edward Morgan
Title: Vice President and Chief Financial Officer